NEWS RELEASE OppFi Reports Third Quarter 2023 Results, Raises Full-Year Earnings Outlook 11/9/2023 Total revenue increased 7% year over year to $133.2 million for third quarter of 2023 Net income of $15.5 million for third quarter of 2023 Adjusted net income of $13.8 million for third quarter of 2023 Basic and Diluted EPS of $0.13 and $0.13, respectively, for third quarter of 2023 Adjusted EPS of $0.16 for third quarter of 2023 Net charge-o� rate as a percentage of total revenue decreased 23% year over year to 42% for third quarter of 2023 Yield increased 7% year over year to 129% for third quarter of 2023 CHICAGO--(BUSINESS WIRE)-- OppFi Inc. (NYSE: OPFI; OPFI WS) (“OppFi” or the “Company”), a tech-enabled, mission- driven specialty �nance platform that broadens the reach of community banks to extend credit access to everyday Americans, today reported �nancial results for the third quarter ended September 30, 2023. “Throughout this year we have continued to make impactful adjustments to credit models with our bank partners that have resulted in improved credit performance and accelerated earnings growth,” said Todd Schwartz, Chief Executive O�cer and Executive Chairman of OppFi. “These results demonstrate our ability to balance growth and risk, while maintaining expense discipline. These core competencies combined with our strong balance sheet and 1 excess funding capacity give us confidence in our ability to continue these positive trends next year, as we explore additional ways to create shareholder value."

"We are raising full-year adjusted net income and adjusted earnings per share guidance for the third time this year, based on third quarter results and greater confidence in current business trends," concluded Schwartz.

Financial Summary

The following tables present a summary of OppFi's results for the three and nine months ended September 30, 2023 and 2022.

(in thousands, except per share data) Unaudited	Three Months Ended September 30,				Change
		2023		2022	%
Total revenue	$	133,165	$	124,244	7.2%
Net income (loss)	$	15,532	$	(661)	2449.8%
Adjusted net income(1)	$	13,776	$	768	1693.8%
Adjusted EBITDA(1)	$	33,011	$	13,215	149.8%
Basic EPS	$	0.13	$	(0.04)	425.0%
Diluted EPS	$	0.13	$	(0.04)	425.0%
Adjusted EPS(1)	$	0.16	$	0.01	1668.4%

(in thousands, except per share data) Unaudited	Nine Months Ended September 30,				Change
		2023		2022	%
Total revenue	$	376,025	$	332,829	13.0%
Net income	$	37,538	$	8,539	339.6%
Adjusted net income(1)	$	34,466	$	7,793	342.3%
Adjusted EBITDA(1)	$	88,871	$	43,943	102.2%
Basic EPS	$	0.29	$	0.29	—%
Diluted EPS	$	0.29	$	0.09	222.2%
Adjusted EPS(1)	$	0.41	$	0.09	339.4%

(1) Non-GAAP Financial Measures: Adjusted net income, Adjusted EBITDA and Adjusted EPS are financial measures that have not been prepared in accordance with GAAP. See "Reconciliation of Non-GAAP Financial Measures" below for a detailed description and reconciliation of such Non-GAAP financial measures to their most directly comparable GAAP financial measures.

Third Quarter Key Performance Metrics

The following tables represent key quarterly metrics. Beginning with the quarter ended June 30, 2023, for all periods presented, the Company updated its key performance metrics to reflect the Company's decision to wind down its SalaryTap and OppFi Card businesses. The key performance metrics presented are for the OppLoans product only and exclude the SalaryTap and OppFi Card products. Prior period metrics currently presented may

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differ slightly than previously reported due to the exclusion of SalaryTap and OppFi Card.

(in thousands)
Unaudited

	As of and for the Three Months Ended,		
	September 30, 2023	June 30, 2023	September 30, 2022
Total Net Originations(a)	$ 195,671	$ 200,640	$ 181,821
Ending Receivables(b)	$ 415,933	$ 397,754	$ 402,571
% of Originations by Bank Partners	98%	97%	94%
Net Charge-Offs as % of Total Revenue(c)	42%	36%	55%
Net Charge-Offs as % of Average Receivables(c)	55%	47%	66%
Auto-Approval Rate(d)	72%	72%	68%

a. Total net originations include both originations by bank partners on the OppFi platform, as well as direct originations by OppFi.
b. Receivables are defined as the unpaid principal balances of loans at the end of the reporting period.
c. Annualized net charge-offs as a percentage of total revenue and annualized net charge-offs as a percentage of average receivables (defined as the unpaid principal of loans) represents total charge offs from the period less recoveries as a percent of total revenue and average receivables, respectively. Finance receivables are charged off at the earlier of the time when accounts reach 90 days past due on a recency basis, when OppFi receives notification of a customer bankruptcy or is otherwise deemed uncollectible.
d. Auto-Approval Rate is calculated by taking the number of approved loans that are not decisioned by a loan advocate or underwriter (auto-approval) divided by the total number of loans approved.

Full Year 2023 Guidance Update

- Affirm total revenue
  - $500 million to $520 million, resulting in approximately 10% to 15% growth year over year;
- Raise adjusted net income
  - $40 million to $42 million, from previous range of $29 million to $35 million; and
- Increase adjusted earnings per share
  - $0.47 to $0.49 based on approximate weighted average diluted share count of 85.5 million, from previous range of $0.34 to $0.41, based on approximate weighted average diluted share count of 85.0 million.

Conference Call

Management will host a conference call today at 4:30 p.m. ET to discuss OppFi's financial results and business outlook. The webcast of the conference call will be made available on the Investor Relations page of the Company's website.

The conference call can also be accessed with the following dial-in information:

- Domestic: (877) 300-8521

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- International: (412) 317-6026

An archived version of the webcast will be available on OppFi's website.

About OppFi

OppFi (NYSE: OPFI; OPFI WS) is a tech-enabled, mission-driven specialty finance platform that broadens the reach of community banks to extend credit access to everyday Americans. Through transparency, responsible lending, financial inclusion, and an excellent customer experience, the Company supports consumers, who are turned away by mainstream options, to build better financial health. **OppLoans** by OppFi maintains a 4.5/5.0 star rating on Trustpilot with more than 4,000 reviews, making the Company one of the top consumer-rated financial platforms online. For more information, please visit oppfi.com.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. OppFi’s actual results may differ from its expectations, estimates and projections and consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “possible,” “continue,” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements include, without limitation, OppFi’s expectations with respect to its full year 2023 guidance, the future performance of OppFi’s platform, and expectations for OppFi’s growth and future financial performance. These forward-looking statements are based on OppFi’s current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside OppFi’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: the impact of general economic conditions, including economic slowdowns, inflation, interest rate changes, recessions, and tightening of credit markets on OppFi’s business; the impact of challenging macroeconomic and marketplace conditions, including lingering effects of COVID-19 on OppFi’s business; the impact of stimulus or other government programs; whether OppFi will be successful in obtaining declaratory relief against the Commissioner of the Department of Financial Protection and Innovation for the State of California; whether OppFi will be subject to AB 539; whether OppFi’s bank partners will continue to lend in California and whether OppFi’s financing sources will continue to finance the purchase of participation rights in loans originated by OppFi’s bank partners in California; the impact that events involving financial institutions or the financial services

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industry generally, such as actual concerns or events involving liquidity, defaults, or non-performance, may have on OppFi's business; risks related to the material weakness in OppFi's internal controls over financial reporting; the risk that the business combination disrupts current plans and operations; the ability to recognize the anticipated benefits of the business combination, which may be affected by, among other things, competition, the ability of OppFi to grow and manage growth profitably and retain its key employees; risks related to new products; concentration risk; costs related to the business combination; changes in applicable laws or regulations; the possibility that OppFi may be adversely affected by other economic, business, and/or competitive factors; risks related to management transitions; risks related to the restatement of OppFi's financial statements and any accounting deficiencies or weaknesses related thereto; and other risks and uncertainties indicated from time to time in OppFi's filings with the United States Securities and Exchange Commission, in particular, contained in the section or sections captioned "Risk Factors." OppFi cautions that the foregoing list of factors is not exclusive, and readers should not place undue reliance upon any forward-looking statements, which speak only as of the date made. OppFi does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.

Non-GAAP Financial Measures

This press release includes certain non-GAAP financial measures that are unaudited and do not conform to GAAP, such as Adjusted EBT, Adjusted Net Income, Adjusted EBITDA and Adjusted EPS. Adjusted EBT is defined as Net Income, plus (1) provision for income taxes; (2) amortization of debt issuance costs; (3) other addbacks and one-time expenses; and (4) sublease income. Adjusted Net Income is defined as Adjusted EBT as defined above, adjusted for taxes assuming a tax rate of 24.17% for the three months ended September 30, 2023, a tax rate of 24.14% for the three months ended September 30, 2022, a tax rate of 24.17% for the nine months ended September 30, 2023, and a tax rate of 24.09% for the nine months ended September 30, 2022, reflecting the U.S. federal statutory rate of 21% and a blended statutory rate for state income taxes, in order to allow for a comparison with other publicly traded companies. Adjusted EBITDA is defined as Adjusted Net Income as defined above, excluding (1) pro forma and business (non-income) taxes; (2) depreciation and amortization; and (3) interest expense. Adjusted EPS is defined as Adjusted Net Income as defined above, divided by weighted average diluted shares outstanding, which represent shares of both classes of common stock outstanding, excluding 25,500,000 shares related to earnout obligations and including the impact of unvested restricted stock units, unvested performance stock units, and the employee stock purchase plan. These non-GAAP financial measures have not been prepared in accordance with accounting principles generally accepted in the United States and may be different from non-GAAP financial measures used by other companies. OppFi believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends. These non-GAAP measures with comparable names should not be considered in isolation from, or as

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an alternative to, financial measures determined in accordance with GAAP. See "Reconciliation of Non-GAAP Financial Measures" below for reconciliations for OppFi's non-GAAP financial measures to the most directly comparable GAAP financial measures. A reconciliation of projected full year 2023 Adjusted Net Income and projected full year 2023 Adjusted EPS to the most directly comparable GAAP financial measures is not included in this press release because, without unreasonable efforts, the Company is unable to predict with reasonable certainty the amount or timing of non-GAAP adjustments that are used to calculate these measures.

Third Quarter Results of Operations

Consolidated Statements of Operations

Comparison of the three months ended September 30, 2023 and 2022

The following table presents consolidated results of operations for the three months ended September 30, 2023 and 2022 (in thousands, except number of shares and per share data, unaudited).

	Three Months Ended September 30,		Change	
	2023	2022	$	%
Interest and loan related income	$ 132,090	$ 123,605	$ 8,485	6.9%
Other revenue	1,075	639	436	68.2%
Total revenue	133,165	124,244	8,921	7.2%
Change in fair value of finance receivables	(57,302)	(70,601)	13,299	(18.8)%
Provision for credit losses on finance receivables	(195)	(1,017)	822	(80.8)%
Net revenue	75,668	52,626	23,042	43.8%
Expenses:				
Sales and marketing	12,814	11,674	1,140	9.8%
Customer operations	10,543	10,591	(48)	(0.5)%
Technology, products, and analytics	9,732	8,325	1,407	16.9%
General, administrative, and other	14,921	13,910	1,011	7.3%
Total expenses before interest expense	48,010	44,500	3,510	7.9%
Interest expense	12,077	9,095	2,982	32.8%
Total expenses	60,087	53,595	6,492	12.1%
Income (loss) from operations	15,581	(969)	16,550	1707.9%
Change in fair value of warrant liability	334	1,323	(989)	(74.8)%
Other income	80	—	80	—%
Income before income taxes	15,995	354	15,641	4418.4%
Income tax expense	463	1,015	(552)	(54.4)%
Net income (loss)	15,532	(661)	16,193	2449.8%
Less: net income (loss) attributable to noncontrolling interest	13,363	(90)	13,453	14947.8%
Net income (loss) attributable to OppFi Inc.	$ 2,169	$ (571)	$ 2,740	479.9%
Earnings (loss) per share attributable to OppFi Inc.:				
Earnings (loss) per common share:				
Basic	$ 0.13	$ (0.04)		
Diluted	$ 0.13	$ (0.04)		
Weighted average common shares outstanding:				
Basic	16,772,275	13,972,971		
Diluted	17,057,778	13,972,971		

Comparison of the nine months ended September 30, 2023 and 2022

The following table presents consolidated results of operations for the nine months ended September 30, 2023 and

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2022 (in thousands, except number of shares and per share data, unaudited).

	Nine Months Ended September 30, 2023	Nine Months Ended September 30, 2022	Change $	Change %
Interest and loan related income	$ 373,615	$ 331,814	$ 41,801	12.6%
Other revenue	2,410	1,015	1,395	137.4%
Total revenue	376,025	332,829	43,196	13.0%
Change in fair value of finance receivables	(164,463)	(162,280)	(2,183)	1.3%
Provision for credit losses on finance receivables	(4,131)	(2,043)	(2,088)	102.2%
Net revenue	207,431	168,506	38,925	23.1%
Expenses:				
Sales and marketing	34,975	43,067	(8,092)	(18.8)%
Customer operations	31,249	31,933	(684)	(2.1)%
Technology, products, and analytics	29,465	24,848	4,617	18.6%
General, administrative, and other	39,418	40,965	(1,547)	(3.8)%
Total expenses before interest expense	135,107	140,813	(5,706)	(4.1)%
Interest expense	34,679	24,421	10,258	42.0%
Total expenses	169,786	165,234	4,552	2.8%
Income from operations	37,645	3,272	34,373	1050.5%
Change in fair value of warrant liability	838	7,024	(6,186)	(88.1)%
Other income	352	—	352	—%
Income before income taxes	38,835	10,296	28,539	277.2%
Provision for income taxes	1,297	1,757	(460)	(26.2)%
Net income	37,538	8,539	28,999	339.6%
Less: net income attributable to noncontrolling interest	32,976	4,576	28,400	620.6%
Net income attributable to OppFi Inc.	$ 4,562	$ 3,963	$ 599	15.1%
Earnings per share attributable to OppFi Inc.:				
Earnings per common share:				
Basic	$ 0.29	$ 0.29		
Diluted	$ 0.29	$ 0.09		
Weighted average common shares outstanding:				
Basic	15,820,262	13,694,733		
Diluted	16,046,831	84,277,277		

Condensed Consolidated Balance Sheets

Comparison as of September 30, 2023 and December 31, 2022

(in thousands)	Unaudited September 30, 2023	December 31, 2022
Assets		
Cash and restricted cash	$ 66,027	$ 49,670
Finance receivables at fair value	466,465	457,296
Finance receivables at amortized cost, net	209	643
Other assets	67,891	72,230
Total assets	$ 600,592	$ 579,839
Liabilities and stockholders' equity		
Current liabilities	$ 25,472	$ 29,558
Other liabilities	39,892	42,183
Total debt	344,345	347,060
Warrant liabilities	1,050	1,888
Total liabilities	410,759	420,689
Total stockholders' equity	189,833	159,150
Total liabilities and stockholders' equity	$ 600,592	$ 579,839

Total cash and restricted cash increased by $16.4 million as of September 30, 2023, compared to December 31, 2022, driven by an increase in received payments relative to originated loans. Finance receivables at fair value increased by $9.2 million as of September 30, 2023, compared to December 31, 2022, driven by recent strength in

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issuance volume and charge-offs. Finance receivables at amortized cost, net decreased by $0.4 million as of September 30, 2023 compared to December 31, 2022, due to the continued rundown of OppFi Card and SalaryTap finance receivables and increase in the allowance for credit losses. Other assets decreased by $4.3 million as of September 30, 2023 compared to December 31, 2022, mainly driven by a decrease in property, equipment, and software of $2.9 million.

Current liabilities decreased by $4.1 million as of September 30, 2023, compared to December 31, 2022, mainly driven by a decrease in accounts payable of $2.8 million and accrued expenses of $1.3 million. Other liabilities decreased by $2.3 million as of September 30, 2023, compared to December 31, 2022, due to a decrease in the operating lease liability of $1.1 million and the tax receivable agreement liability of $1.3 million. Total debt decreased by $2.7 million as of September 30, 2023, compared to December 31, 2022, primarily driven by a decrease in utilization of revolving lines of credit of $2.5 million. Total equity increased by $30.7 million as of September 30, 2023, compared to December 31, 2022, driven by net income and stock-based compensation.

Financial Capacity and Capital Resources

As of September 30, 2023, OppFi had $31.1 million in unrestricted cash, an increase of $14.9 million from December 31, 2022. As of September 30, 2023, OppFi had an additional $180.7 million of unused debt capacity under its financing facilities for future availability, representing a 34% overall undrawn capacity, an increase from $136.8 million as of December 31, 2022. The increase in undrawn debt was driven primarily by the increase in capacity of the revolving credit agreement with affiliates of Atalaya Capital Management in July 2023. Including total financing commitments of $525.0 million, and cash on the balance sheet of $66.0 million, OppFi had approximately $591.0 million in funding capacity as of September 30, 2023.

Reconciliation of Non-GAAP Financial Measures

Comparison of the three and nine months ended September 30, 2023 and 2022

(in thousands, except share and per share data)	Three Months Ended September 30,		Variance
(Unaudited)	2023	2022	%
Net income (loss)	$ 15,532	$ (661)	2449.8%
Provision for income taxes	463	1,015	(54.4)%
Debt issuance cost amortization	594	582	2.1%
Other addbacks and one-time expenses, net(a)	1,658	76	2081.6%
Sublease income	(80)	—	—%
Adjusted EBT	18,167	1,012	1695.2%
Less: pro forma taxes(b)	(4,391)	(244)	1699.6%
Adjusted net income	13,776	768	1693.8%
Pro forma taxes(b)	4,391	244	1699.6%
Depreciation and amortization	3,119	3,452	(9.6)%
Interest expense	11,483	8,513	34.9%
Business (non-income) taxes	242	238	1.7%

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Adjusted EBITDA   $ 33,011    $ 13,215    149.8%               Adjusted EPS   $ 0.16    $ 0.01      Weighted average diluted shares outstanding     85,288,105      84,080,808                    (a) For the three months ended September 30, 2023, other addbacks and one-time expenses, net of $1.7 million included a $(0.3) million addback due to the change in fair value of the warrant liabilities, $0.1 million in retention and severance expenses, $1.1 million in expenses related to stock compensation, a $0.2 million expense related to provision for credit losses on the OppFi Card �nance receivables, and $0.6 million in professional fees related to corporate development. For the three months ended September 30, 2022, other addbacks and one-time expenses, net of $0.1 million included a $(1.3) million addback due to the change in fair value of the warrant liabilities, $0.6 million in recruiting, retention and severance expenses, and $0.8 million in expenses related to stock compensation. (b) Assumes a tax rate of 24.17% for the three months ended September 30, 2023 and 24.14% for the three months ended September 30, 2022, re�ecting the U.S. federal statutory rate of 21% and a blended statutory rate for state income taxes. (in thousands, except share and per share data)   Nine Months Ended September 30,   Variance (Unaudited)   2023   2022   % Net income   $ 37,538    $ 8,539    339.6% Provision for income taxes     1,297      1,757    (26.2)% Debt issuance cost amortization     1,872      1,626    15.1% Other addbacks and one-time expenses, net(a)     4,981      (1,656)   400.8% Sublease income     (239)     —    —% Adjusted EBT     45,449      10,266    342.7% Less: pro forma taxes(b)     (10,983)     (2,473)   344.1% Adjusted net income     34,466      7,793    342.3% Pro forma taxes(b)     10,983      2,473    344.1% Depreciation and amortization     9,827      10,056    (2.3)% Interest expense     32,807      22,795    43.9% Business (non-income) taxes     788      826    (4.6)% Adjusted EBITDA   $ 88,871    $ 43,943    102.2%               Adjusted EPS   $ 0.41    $ 0.09      Weighted average diluted shares outstanding     84,826,413      84,277,277                    (a) For the nine months ended September 30, 2023, other addbacks and one-time expenses, net of $5.0 million included a $(0.8) million addback due to the change in fair value of the warrant liabilities, a $(0.1) million addback due to partial forgiveness of the secured borrowing payable, a $(3.0) million addback from the reclassi�cation of OppFi Card �nance receivables from assets held for sale to assets held for investment at amortized cost, a $4.0 million expense related to provision for credit losses on the OppFi Card �nance receivables, $0.9 million in retention and severance expenses, $3.1 million in expenses related to stock compensation, and $1.0 million in professional fees related to corporate development. For the nine months ended September 30, 2022, other addbacks and one-time expenses, net of $(1.7) million included a $(7.0) million addback due to the change in fair value of the warrant liabilities, $2.9 million in recruiting, retention, and severance expenses, $2.4 million in expenses related to stock compensation, and $0.1 million in one-time legal expenses. (b) Assumes a tax rate of 24.17% for the nine months ended September 30, 2023 and a 24.09% tax rate for the nine months ended September 30, 2022, re�ecting the U.S. federal statutory rate of 21% and a blended statutory rate for state income taxes. Adjusted Earnings Per Share   Three Months Ended September 30, (Unaudited) 2023   2022 Weighted average Class A common stock outstanding 16,772,275    13,972,971  Weighted average Class V voting stock outstanding 93,730,327    95,397,996  Elimination of earnouts at period end (25,500,000)   (25,500,000) Dilutive impact of restricted stock units 235,514    192,127  Dilutive impact of performance stock units 49,989    17,714  Weighted average diluted shares outstanding 85,288,105    84,080,808  (in thousands, except share and per share data) Three Months Ended September 30, 2023   Three Months Ended September 30, 2022 (Unaudited) $   Per Share   $   Per Share Weighted average diluted shares outstanding       85,288,105          84,080,808  Net income (loss) $ 15,532    $ 0.18    $ (661)   $ (0.01) Provision for income taxes   463      0.01      1,015      0.01  Debt amortization   594      0.01      582      0.01  O h ddb k d i 1 658 0 02 76 9

Other addbacks and one-time expenses	1,658	0.02	76	—
Sublease income	(80)	—	—	—
Adjusted EBT	18,167	0.21	1,012	0.01
Less: pro forma taxes	(4,391)	(0.05)	(244)	—
Adjusted net income	13,776	0.16	768	0.01

(Unaudited)	Nine Months Ended September 30, 2023	Nine Months Ended September 30, 2022
Weighted average Class A common stock outstanding	15,820,262	13,694,733
Weighted average Class V voting stock outstanding	94,279,582	95,946,836
Elimination of earnouts at period end	(25,500,000)	(25,500,000)
Dilutive impact of restricted stock units	198,698	123,722
Dilutive impact of performance stock units	27,871	11,986
Weighted average diluted shares outstanding	84,826,413	84,277,277

(in thousands, except share and per share data) (Unaudited)	Nine Months Ended September 30, 2023 $	Nine Months Ended September 30, 2023 Per Share	Nine Months Ended September 30, 2022 $	Nine Months Ended September 30, 2022 Per Share
Weighted average diluted shares outstanding		84,826,413		84,277,277
Net income	$ 37,538	$ 0.44	$ 8,539	$ 0.10
Provision for income taxes	1,297	0.02	1,757	0.02
Debt amortization	1,872	0.02	1,626	0.02
Other addbacks and one-time expenses	4,981	0.06	(1,656)	(0.02)
Sublease income	(239)	—	—	—
Adjusted EBT	45,449	0.54	10,266	0.12
Less: pro forma taxes	(10,983)	(0.13)	(2,473)	(0.03)
Adjusted net income	34,466	0.41	7,793	0.09

Investor Relations: **investors@oppfi.com**

Media Relations: **media@oppfi.com**

Source: OppFi

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